UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 21, 2017
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2017, Mr. David L. Campbell announced his decision to resign as president and CEO of Horizon Air Industries, Inc. (“Horizon”). His resignation will be effective January 5, 2018.

In connection with his resignation, Mr. Campbell has entered into a separation and release agreement with the Company, pursuant to which Mr. Campbell will receive a lump sum severance payment of $1,865,000, representing one year of Mr. Campbell’s base salary, an amount equal to his average incentive awarded for the past three years under Horizon’s annual incentive plan, an amount in lieu of any payment based on actual results for the 2017 plan year under Horizon’s annual incentive plan, the value of Horizon’s contributions for his coverage under its health plans for twelve months, and the approximate value of a portion of Mr. Campbell’s outstanding and unvested equity-based awards (with all of such unvested awards to be cancelled on his resignation date). The agreement includes a general release of claims by Mr. Campbell and his covenants not to compete with respect to certain other U.S. air carriers for a period of at least six months following the effective date of his resignation, as applicable, and not to solicit any employees of Horizon or its affiliates, Alaska Airlines, Inc. and Virgin America Inc. for employment elsewhere for a period of one year following the effective date of his resignation.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: December 21, 2017

/s/ Kyle B. Levine
Kyle B. Levine
Vice President Legal, General Counsel and Corporate Secretary